UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 17, 2008

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On January 17, 2008, the HR and Compensation Committee (the “HRC”) of the Board of Directors of Hewlett-Packard Company (“HP”) approved a form of Stock Notification and Award Agreement (the “PRU Agreement”) to be used in connection with awards of performance-based restricted units (“PRUs”) under the Hewlett-Packard Company 2004 Stock Incentive Plan (the “Plan”).  A copy of the form of PRU Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

PRU awards may be granted to eligible employees, including HP’s principal executive officer, principal financial officer and other named executive officers.  All recipients of PRU awards will be provided with a PRU Agreement that identifies the target number of PRUs that may be awarded to that award recipient.  The actual number of PRUs awarded to the recipient will be determined at the end of a three-year performance period based on achievement of annual company performance targets established by the HRC based on HP’s cash flow from operations as a percentage of revenue and total shareholder return over the performance period.  Depending on HP’s performance during that period, the number of PRUs that a grant recipient receives may range from zero to two times the number of PRUs granted.  Each PRU will be equal in value to one share of HP’s common stock.   Recipients of PRU awards generally must remain employed by HP on a continuous basis through the end of the relevant performance period in order to receive any amount of the PRUs covered by that award, except that recipients may be entitled to a pro-rata amount of PRUs in the case of the recipient’s retirement, death or total and permanent disability, or if the recipient is terminated due to a workforce reduction or a divestiture.  Certain PRU awards also may be subject to the execution by the recipient of an Agreement Regarding Confidential Information and Proprietary Developments (“ARCIPD”) that may contain covenants regarding post-employment activity.

On January 17, 2008, the HRC approved grants of PRU awards to HP’s principal executive officer, principal financial officer and other named executive officers for the performance period from November 1, 2007 through October 31, 2010 in the amounts set forth below:

Name	PRU Award
Mark V. Hurd	303,900
Chairman of the Board, Chief Executive Officer and President
Catherine A. Lesjak	86,800
Executive Vice President and Chief Financial Officer
Vyomesh I. Joshi	95,500
Executive Vice President, Imaging and Printing Group
Ann M. Livermore	95,500
Executive Vice President, Technology Solutions Group
Shane V. Robison	82,500
Executive Vice President and Chief Strategy and Technology Officer

The foregoing grants are subject to execution by the recipients, all of whom are based in California, of the form of ARCIPD attached hereto as Exhibit 10.2.

The HRC also approved awards of restricted stock to certain of the foregoing individuals under the Plan as well as other executive officers.  The terms of those awards are consistent with the previously disclosed terms of the Plan and have been separately reported on Forms 4 filed by the foregoing individuals under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Stock Notification and Award Agreement for awards of performance-based restricted units (filed herewith)
10.2	Form of Agreement Regarding Confidential Information and Proprietary Developments (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: January 24, 2008	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Notification and Award Agreement for awards of performance-based restricted units (filed herewith)
10.2	Form of Agreement Regarding Confidential Information and Proprietary Developments (filed herewith)